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                                                                     EXHIBIT 5.1

                    [GRAY CARY WARE FREIDENRICH LETTERHEAD]

ATTORNEYS AT LAW
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SAN DIEGO, CA 92121-2189
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                                                                   OUR FILE NO:
http://www.gcwf.com                                                103015-152695


                               December 10, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  C2i Solutions, Inc.
          Registration Statement on Form SB-2 (No. 333-39425)

Ladies and Gentlemen:

     As counsel to C2i Solutions, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with a proposed sale of those certain shares of the Company's newly issued Common Stock, $0.001 par value per share, and Redeemable Warrants, as set forth in the Registration Statement on Form SB-2 (No. 333-39425) to which this opinion is being filed as Exhibit 5.1 (the "Securities"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

     Based on such examination, we are of the opinion that the Securities identified in the above-referenced Registration Statement will be, upon effectiveness of the Registration Statement and receipt by the Company of payment therefor, duly authorized, validly issued, fully paid and nonassessable.



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GRAY CARY WARE & FREIDENRICH

December 10, 1997
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     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.


                                        Respectfully submitted,




                                        /s/ GRAY CARY WARE & FREIDENRICH
                                        GRAY CARY WARE & FREIDENRICH
                                        A Professional Corporation